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                                                                     EXHIBIT 4.6

                          Registration Rights Agreement

         The REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of April 12, 1996, by and between DRCA Medical Corporation, a Texas corporation (the "Company"), and Chartwell Capital Investors, L.P., a Delaware limited partnership (the "Investor").

                                  Introduction

         The Company and The Investor are parties to the Investment Agreement dated April 12, 1996 (the "Sale Agreement"), pursuant to which the Investor has acquired certain securities directly or indirectly convertible into shares of Common Stock (as hereinafter defined) from the Company and pursuant to which this Agreement has been executed and delivered.

              1. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         Common Stock: The shares of Common Stock, par value $. 001 per share, of the Company as existing on the date hereof.

         Company: As defined in the introductory paragraph of this Agreement.

         Effective Date: The earlier to occur of (i) the date six months after the Conversion Date (as defined in the Sale Agreement) or (ii) the Conversion Expiry Date (as defined in the Sale Agreement).

         Exchange Act: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

         Initiating Holders: Any holder or holders of Registrable Securities holding greater than 50% of the Registrable Securities (by number of shares at the time issued and outstanding) and initiating a request pursuant to Section 2.1 hereof for the registration of all or part of such holder's or holders' Registrable Securities.

         Person: A corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

         Registrable Securities: (a) any shares of Common Stock issued or issuable upon conversion of the convertible preferred stock issued upon conversion of the Note (as defined in the Sale Agreement), any shares of Common Stock issued or issuable upon exercise of the warrant issued pursuant to the Sale Agreement and (c) securities issued or issuable with respect to any Common Stock referred to in the foregoing subdivisions (a) and (b) by way of stock dividend or stock split or in connection with a combination of


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         shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

         Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2 hereof, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of not more than one counsel retained collectively by the holder or holders of more than 50% of the Registrable Securities being registered, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

          Requesting Holder:  As defined in Section 2.6 hereof.

          Securities Act: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

              2. Registration under Securities Act, etc.

              2.1 Registration on Request.

                  (a) Request. At any time or from time to time after the Effective Date until such time as the Investor shall be eligible to effect sales pursuant to Rule 144(k) under the Securities Act or any similar rule or regulation hereafter adopted by the Commission, upon the written request of one or more Initiating Holders, requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly



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give written notice of such requested registration to all registered holders of
Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of:

                                    (i) the Registrable Securities which the
                           Company has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request;

                                    (ii) all other Registrable Securities the
                           holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities); and

                                    (iii) all shares of Common Stock which the
                           Company may elect to register in connection with the offering of Registrable Securities pursuant to this
                           Section 2.1, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional shares of Common Stock, if any, so to be registered, provided that the Company shall not be required to effect (i) more than two registrations pursuant to this Section 2.1, (ii) a registration statement other than on Form S-3 or any similar short form registration statement form adopted by the Commission, unless such registration statement form is unavailable solely because of the failure by the Company to file timely periodic reports under the Exchange Act, or (iii) any registration of Registrable Securities pursuant to this Section 2.1 unless the aggregate number of shares of Registrable Securities requested to be registered by all holders of Registrable Securities is equal to or greater than 25% of the Registrable Securities originally issuable under the Sale Agreement.

                  (b) Certain Information. The Company agrees to include in any registration statement filed under this Section 2.1 all information which holders of Registrable Securities being registered shall reasonably request (after giving due regard to the confidentiality of such information), provided, however, that such inclusion shall be in the best interests of the Company as shall be determined in good faith by its Board of Directors.

                  (c) Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1 by any Initiating Holders.

                  (d) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating



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Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Initiating Holders.

                  (e) Priority in Requested Registrations. If any financial advisor retained by more than 50% of the Registrable Securities being registered shall advise the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in the contemplated offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by the holder or holders of Registrable Securities, pro rata among such holders on the basis of the number of such securities requested to be included by such holders; and (ii) second, securities the Company proposes to sell and other securities of the Company included in such registration by the holders thereof.

              2.2 Incidental Registration.

                  (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-4, S-8, S-14 or S-15 or any successor or similar forms and other than pursuant to Section 2.1 hereof), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder made within 10 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1 hereof, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2



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shall relieve the Company of its obligation to effect any registration upon request under Section 2.1 hereof. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

                  (b) Priority in Incidental Registrations. If (i) a registration pursuant to this Section 2.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (ii) the Registrable Securities so requested to be registered for sale for the account of holders of Registrable Securities are not also to be included in such underwritten offering (either because the Company has not been requested so to include such Registrable Securities pursuant to
Section 2.4 (b) or, if requested to do so, is not obligated to do so under
Section 2.4(b)), and (iii) the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities the registration of which shall have been requested by each holder of Registrable Securities so that the resultant aggregate number of such Registrable Securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.

              2.3 Registration Procedures. If and whenever (a) the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 hereof or (b) there is a Requesting Holder in connection with any other proposed registration by the Company under the Securities Act, the Company shall, as expeditiously as possible:

                                    (i) prepare and (within 90 days after the
                           end of the period within which requests for registration may be given to the Company, or in any event as soon thereafter as possible, and in the case of a registration pursuant to Section 2.1 hereof such filing to be made within 90 days after the initial request of one or more Initiating Holders of Registrable Securities or in any event as soon thereafter as possible) file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its best efforts to cause such registration statement to become and remain effective, provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto, and further



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                           provided that if the Company shall furnish to the
                           Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed at the date filing would be required hereunder and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than 60 days within which to file such registration statement (which additional period may be extended to 90 days if such deferral will materially reduce the expenses of such registration due to the elimination of the need for any special audits to be performed in connection with such registration), and further provided that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                                    (ii) prepare and file with the Commission
                           such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (A) in the case of a registration pursuant to Section 2.1 hereof, the expiration of two years after such registration statement becomes effective, or (B) in the case of a registration pursuant to Section 2.2 hereof, the expiration of 90 days after such registration statement becomes effective;

                                    (iii) furnish to each seller of Registrable
                           Securities covered by such registration statement and each Requesting Holder and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and Requesting Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Seller;

                                    (iv) use its best efforts (A) to register or
                           qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as shall reasonably be requested by such seller and any Requesting Holder,



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                           (B) to keep such registrations or qualifications in
                           effect for so long as such registration statement remains in effect, and (C) take any other action which may be reasonably necessary or advisable to enable Requesting Holder or seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (iv), be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                                    (v) use its best efforts to cause all
                           Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                                    (vi) notify each seller of Registrable
                           Securities covered by such registration statement and each Requesting Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or Requesting Holder promptly prepare and furnish to such seller or Requesting Holder (and each underwriter, if any) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                                    (vii) otherwise use its best efforts to
                           comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the full calendar month after the effective date of such registration statement, if such earnings statement is necessary to satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller and each Requesting Holder at least five business days (or such shorter reasonable time period as given circumstances shall dictate) prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller or any Requesting



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                           Holder shall have reasonably objected on the grounds
                           that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder; and

                                    (viii) enter into such agreements and take
                           such other actions as sellers of such Registrable Securities holding more than 50% of the shares so to be sold shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

              The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by applicable law or the Commission in connection therewith.

              Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (vii) of this
Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this
Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

              If any such registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

              2.4 Underwritten Offerings.

                  (a) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 hereof and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 2.2 hereof and subject to the provisions of Section 2. 2(b), use its reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the holders of the Registrable Securities requesting such registration and the holders of any other securities which shall have exercised, in respect of such underwritten offering, registration rights comparable to the rights under Section



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2.2 hereof by letter of its belief that inclusion in such underwritten distribution of all or a specified number of such Registrable Securities or of such other securities so requested to be included would interfere with the successful marketing of the securities (other than such Registrable Securities and other securities so requested to be included) by the underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities and other securities so requested to be included which may be included in such underwritten offering without such effect), then the Company may, upon written notice to all holders of such Registrable Securities and of such other securities so requested to be included, exclude pro rata from such underwritten offering (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and shares of such other securities so requested to be included the registration of which shall have been requested by each holder of Registrable Securities and by the holders of such other securities so that the resultant aggregate number of such Registrable Securities and of such other securities so requested to be included which are included in such underwritten offering shall be equal to the approximate number of shares stated in such managing underwriter's letter, provided that such other securities shall first be so excluded, and thereafter, Registrable Securities shall be so excluded pro rata based on the number of shares so requested to be included.

              The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

                  (b) Holdback Agreements.

                           (i) Each holder of Registrable Securities agrees by
                  acquisition of such Registrable Securities, if so required by the managing underwriter, not to effect any public sale or distribution of any securities of the Company, during the seven days prior to and the 90 days after any underwritten registration pursuant to Section 2.2 hereof has become effective, except as part of such underwritten registration, but only if such holder participates in such registration, and except for any incidental registration pursuant to Section 2.2 hereof with respect to any distribution or public sale in which the managing underwriter has agreed to include such securities in the registration or public distribution.

                           (ii) The Company agrees (x), if so required by the
                  managing underwriter, not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after



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                  any underwritten registration pursuant to Section 2.2 hereof has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8, S-14 or S-15 or any successor or similar forms thereto, and (y) use its best efforts to cause each holder of its securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased directly from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to effect any such public sale or distribution of such securities during such period.

              2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, each Requesting Holder and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

              2.6 Rights of Requesting Holders. The Company will not file any registration statement under the Securities Act (other than by a registration on Form S-8), unless it shall first have given to each holder of Registrable Securities at the time outstanding (other than any such person who acquired all such securities held by such person in a public offering registered under the Securities Act or as the direct or indirect transferee of shares initially issued in such an offering), at least 30 days prior written notice thereof. Any such person who shall so request within 30 days after such notice (a "Requesting Holder") shall have the rights of a Requesting Holder provided in Sections 2.3,
2.5 and 2.7 hereof. In addition, if any such registration statement refers to any Requesting Holder by name or otherwise as the holder of any securities of the Company, then such Requesting Holder shall have the right to require (a) the insertion therein of language, in form and substance reasonably satisfactory to such holder and the Company, to the effect that the holding by such holder of such securities does not necessarily make such holder of a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as recommendation by such holder of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such holder.

              2.7 Indemnification.

                  (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless (i) in the case of any registration statement filed pursuant to

Section 2.1 or 2.2 hereof, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act, and (ii) in the case of any registration statement of the Company, any Requesting Holder, its directors and officers and each other Person, if any who controls such Requesting Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or Requesting Holder or any such director or officer or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon, any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder, such Requesting Holder and each such director, officer, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder or Requesting Holder, as the case may be, specifically stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such Requesting Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

                  (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to

Section 2.3 hereof, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.7) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall be limited to the extent allowable by applicable law and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                  (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                  (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

                  (e) Indemnification Payments. The indemnification required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  (f) Contribution. If the indemnification provided for in the preceding subdivisions of this Section 2.7 is unavailable to an indemnified party in respect of any expense, loss, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that the foregoing contribution agreement shall not inure to the benefit of any indemnified Person if indemnification would be unavailable to such indemnified Person by reason of the proviso contained in the first sentence of subdivision (a) of this Section 2.7, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or (b) of this Section 2.7 had been available under the circumstances.

              The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision
(f) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivisions (c) of this Section 2.7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

              Notwithstanding the provisions of this subdivision (f), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or
(ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              3. Rule 144 The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

              4. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of more than 50% of the shares of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent; provided, however, that no amendment shall be made to Section 2.7 hereof without the written consent of the Company and the holder or holders of 100% of the shares of Registrable Securities.

              5. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

              6. Notices. Except as otherwise provided in this Agreement, all communications provided for hereunder shall be in writing and either hand delivered or sent by prepaid commercial courier, telecopy or first-class registered or certified mail, postage prepaid, and addressed if to the Investor:

                                    Attention:
                                    FAX:

              with a copy to:       Kirschner, Main, Graham, Tanner & Demont
                                    One Independent Drive, Suite 2000
                                    Jacksonville, Florida 32202
                                    (Mailing Address: Post Office Box 1559
                                                      Jacksonville, Florida
                                                      32201-1559)
                                    Attention:   James L. Main, Esq.
                                    FAX:         (904) 358-2199
              if to any other
              holder of Registrable
              Securities:                 The address that such holder shall
                                          have furnished to the Company in
                                          writing, or, until any such other
                                          holder so furnishes to the Company an
                                          address, then to and at the address of
                                          the last holder of such Registrable
                                          Securities who has furnished an
                                          address to the Company

              if to the Company:          DRCA Medical Corporation
                                          Three Riverway
                                          Suite 1430
                                          Houston, Texas 77056
                                          Attention: President
                                          FAX: (713) 439-0826

              with a copy to:             Hutcheson & Grundy, L.L.P.
                                          3300 Two Allen Center
                                          1200 Smith Street
                                          Houston, Texas  77002
                                          Attention: E. Scott Lineberry, Esq.
                                          FAX:  (713) 951-2925

or at such other address the Investor or the Company shall have given notice to other. Notices sent by commercial courier services for next day delivery shall be deemed given and received the day after they are sent, notices sent by telecopy shall be deemed given and received the day they are sent, and notices sent by mail shall be deemed given and received five (5) days after being mailed as aforesaid.

              7. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

              8. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

              9. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas without reference to the principles of conflicts of laws.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year set forth above.

                        CHARTWELL CAPITAL INVESTORS, L.P.

                            BY:  CHARTWELL CAPITAL PARTNERS, L.P.,
                                 ITS GENERAL PARTNER

                                 BY: CHARTWELL PARTNERS, L.P., ITS
                                     GENERAL PARTNER

                                     BY: CHARTWELL, INC.,
                                         ITS GENERAL PARTNER

                                         BY:/s/ ANTHONY MARINATOS
                                            -------------------------
                                              NAME: ANTHONY MARINATOS
                                              TITLE: PRESIDENT


                            DRCA MEDICAL CORPORATION


                            BY:/s/ JOSE E. KAUACHI
                               --------------------------------------
                               NAME: JOSE E. KAUACHI
                               TITLE: CHAIRMAN OF THE BOARD AND CEO